SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2005

INYX, INC.

(Exact name of registrant as specified in its charter)
Nevada	333-83152	75-2870720
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

825 Third Avenue, 40th Floor, New York, NY 10022
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (212) 838-1111

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

❒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❒	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❒	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

On March 31, 2005, the acquisition of the assets from Aventis Pharmaceuticals Puerto Rico, Inc. (“Aventis PR”) was closed, and Registrant assumed possession and control of the operations at such facilities. A Form 8-K was filed on April 6, 2005 disclosing the completion of the acquisition. Pursuant to Item 9.01(a)(4), audited financial statements of the acquired business and related pro forma financial information are being filed by this amendment.

 Item 2.01. Completion of Acquisition or Disposition of Assets

On December 15, 2004, Registrant (acting through its wholly-owned subsidiary Inyx USA, Ltd.) signed an Asset Purchase Agreement with Aventis PR to acquire the real estate, equipment, and certain contract rights comprising its Manati, Puerto Rico pharmaceutical manufacturing facility.

On March 31, 2005, the acquisition of the assets from Aventis PR was closed, and Registrant assumed possession and control of the operations at such facilities. Such assets consisted of approximately 140,000 square feet of improved real property in five buildings located on 9.5 acres in Manati, Puerto Rico, together with all installed and existing equipment and fixtures. A total of $2,334,327 of inventory was included.

The assets were acquired from Aventis PR, a subsidiary of the sanofi-aventis Group. There was no pre-existing relationship between Registrant, any of its affiliates, and director or officer of registrant of any associate of any such director or officer, and the seller. Following the closing, Registrant will engage in certain contract manufacturing activities for sanofi-aventis.

The consideration for the purchase was $20.1 million, which was obtained from the proceeds of a credit facility provided by Westernbank Business Credit Division of Westernbank Puerto Rico (“Westernbank”) that is discussed in a separate Current Report on Form 8-K filed on April 6, 2005.

On April 1, 2005, as part of the Asset Purchase Agreement with Aventis PR, the Registrant received from Aventis PR a general assignment of all right, title and interest in, to and under all of the acquired assets.

Item 9.01.  Financial Exhibits, Pro Forma Financial Information and Exhibits.

Aventis Pharmaceuticals Puerto Rico, Inc.

AUDITED FINANCIAL STATEMENTS

Report of Independent Registered Public Accounting Firm	2

Balance Sheets as of December 31, 2004, December 31, 2003	3

Statements of Operations for the Years Ended December 31, 2004 and 2003 and for the thirteen months ended December 31, 2002	4

Statements of Stockholders’ Equity and Other Comprehensive Income (Loss) for the Years Ended
December 31, 2004 and 2003 and for the thirteen months ended December 31, 2002	5

Statements of Cash Flows for the Years Ended December 31, 2004 and 2003 and for the thirteen months ended December 31, 2002	6

Notes to Financial Statements	7

UNAUDITED INTERIM FINANCIAL STATEMENTS

Balance Sheet as of March 31, 2005	16

Statements of Operations for the three months ended March 31, 2005 and 2004	17

Statements of Cash Flows for the three months ended March 31, 2005 and 2004	18

Notes to Financial Statements	19

PRO FORMA FINANCIAL STATEMENTS

Pro forma Statement of Operations for the Three Months Ended March 31, 2005	24

Pro forma Statement of Operations for the Three Months Ended March 31, 2004	25

Pro forma Statements of Operations for the Years Ended December 31, 2004	25

Notes to the unaudited Pro Forma Statement of Operations	26

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Inyx, Inc.

We have audited the balance sheets of Aventis Pharmaceuticals Puerto Rico, Inc. (the “Company”) (a wholly-owned subsidiary of Aventis, S.A.) (the “Parent”) as of December 31, 2004 and 2003, and the related statements of operations, changes in stockholders’ equity and cash flows for the two years ended December 31, 2004 and 2003, and the thirteen months ended December 31, 2002. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company has determined that it is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we do not express such an opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Aventis Pharmaceuticals Puerto Rico, Inc. as of December 31, 2004 and 2003, and the results of operations and cash flows for the two years ended December 31, 2004 and 2003, and the thirteen months ended December 31, 2002, in conformity with accounting principles generally accepted in the United States.

As discussed in Notes 1 and 3 of the accompanying financial statements, subsequent to year-end, the Company sold the majority of its manufacturing facility, including the land, buildings, machinery and equipment, and certain intangible assets located in Manati, Puerto Rico to Inyx, Inc., an unrelated third-party, in connection with an Asset Purchase Agreement dated December 15, 2004 (“the Agreement”). The accompanying balance sheet as of December 31, 2004 has been adjusted to reflect the acquisition terms and conditions of the Agreement and an impairment charge has been recorded on the accompanying statement of operations for the year ended December 31, 2004. The Parent has no plans to liquidate or merge the legal entity at this time. Since part of the Parent’s strategic plan is to transition the manufacturing operations of the Company to other existing facilities, future revenues will not be indicative of the historical results reported on the accompanying statement of operations for the two years ended December 31, 2004 and the thirteen months ended December 31, 2002. Also, the Parent has not indicated to the Company when the notes receivable and due from affiliates approximating $240,000,000 at December 31, 2004 will be paid or credited to the Company, and as such, realizability of these amounts cannot be predicted by the Company at this time. The accompanying financial statements do not include the effects of any adjustments that may be required as a result of this uncertainty.

/s/Berkovits, Lago & Company, LLP
Fort Lauderdale, Florida
June 10, 2005

Aventis Pharmaceuticals Puerto Rico, Inc.
Balance Sheets

	December 31,
	2004	2003
Assets

Current assets:
Cash and cash equivalents	$150,444	$3,430,465
Receivables
Interest	230,988	245,965
Other	368,588	942,791
Inventories, net	6,807,921	13,514,766
Prepaid Puerto Rico income tax	7,262,408	6,615,096
Prepaid expenses	171,821	165,315
Assets sold	4,507,250	-
Total current assets	19,499,420	24,914,398

Due from affiliates	96,576,441	91,133,407
Notes receivable from affiliate	143,384,494	127,280,330
Long-term investments held-to-maturity	35,455,000	36,055,000
Property, plant and equipment, net	4,016,371	45,256,980
Deferred tax asset	418,181	1,138,566
Other assets	120,346	1,759,765

Total assets	$299,470,253	$327,538,446

Liabilities and Stockholder's Equity

Current liabilities:
Accounts payable, trade	$1,212,755	$3,144,043
Accrued expenses	5,200,909	4,538,223
Deferred tax liability	462,000	2,092,258
Federal income tax payable	5,891,689	3,708,949
Total current liabilities	12,767,353	13,483,473

Due to affiliates	86,414	6,287,296
Additional minimum pension liability	1,130,219	1,098,046
Total liabilities	13,983,986	20,868,815

Contingencies (note 13)

Stockholder's equity
Common stock - no par value, 1,000 shares authorized,
100 shares issued and outstanding at $21 stated value	2,100	2,100
Additional paid-in capital	17,214,843	17,214,843
Retained earnings	268,979,662	290,142,406
Accumulated other comprehensive loss	(710,338)	(689,718)
Total stockholder's equity	285,486,267	306,669,631

Total liabilities and stockholder's equity	$299,470,253	$327,538,446

The accompanying notes are an integral part of these financial statements.
Refer to Report of Independent Registered Public Accounting Firm.

Aventis Pharmaceuticals Puerto Rico, Inc.
Statements of Operations

	For the Years Ended December 31,		For the Thirteen Months Ended December 31,
	2004	2003	2002

Revenues
Net sales	$64,761,425	$78,768,528	$79,926,454
Cost of sales	44,437,977	56,717,449	69,935,988
Gross profit	20,323,448	22,051,079	9,990,466

Operating expenses:
General and administrative	9,566,648	9,908,701	9,536,264
Depreciation	4,845,321	4,377,243	4,505,110
Total operating expenses	14,411,969	14,285,944	14,041,374

Income before restructuring, interest and income taxes	5,911,479	7,765,135	(4,050,908)

Restructuring expenses (primarily write-down of assets sold)	42,821,850	-	-

Income (loss) before interest and income taxes	(36,910,371)	7,765,135	(4,050,908)

Interest income	2,632,024	2,443,348	3,296,271

Income (loss) before income taxes	(34,278,347)	10,208,483	(754,637)

Provision (benefit) for income tax	(13,115,603)	4,523,920	5,877,300

Net Income (loss)	(21,162,744)	5,684,563	(6,631,937)

Other comprehensive loss:
Minimum pension liability adjustment, net of tax	(20,620)	(153,538)	(536,180)

Comprehensive income (loss)	$(21,183,364)	$5,531,025	$(7,168,117)

The accompanying notes are an integral part of these financial statements.
Refer to Report of Independent Registered Public Accounting Firm.

Aventis Pharmaceuticals Puerto Rico, Inc.
Statement of Changes in Stockholder’s Equity and
Other Comprehensive Income (Loss)

	Common Stock
	Number of Shares	Par Value	Additional Paid-in Capital	Retained Earnings	Accumulated Other Comprehensive Loss	Total

Balances at December 1, 2001	100	$2,100	$17,214,843	$410,943,801	$-	$428,160,744
Net loss for the thirteen months
ended December 31, 2002	-	-	-	(6,631,937)	-	(6,631,937)
Minimum pension liability adjustmnent	-	-	-	-	(536,180)	(536,180)
Dividends	-	-	-	(119,854,021)	-	(119,854,021)
Balances at December 31, 2002	100	2,100	17,214,843	284,457,843	(536,180)	301,138,606
Net income	-	-	-	5,684,563	-	5,684,563
Minimum pension liability adjustmnent	-	-	-	-	(153,538)	(153,538)
Balances at December 31, 2003	100	2,100	17,214,843	290,142,406	(689,718)	306,669,631
Net loss	-	-	-	(21,162,744)	-	(21,162,744)
Minimum pension liability adjustmnent	-	-	-	-	(20,620)	(20,620)
Balances at December 31, 2004	100	$2,100	$17,214,843	$268,979,662	$(710,338)	$285,486,267

The accompanying notes are an integral part of these financial statements.
Refer to Report of Independent Registered Public Accounting Firm.

Aventis Pharmaceuticals Puerto Rico, Inc.
Statements of Cash Flows

	For the Years Ended December 31,		For the Thirteen Months Ended December 31,
	2004	2003	2002
Cash flows from operating activites:

Comprehensive (loss) income	$(21,183,364)	$5,531,025	$(7,168,117)
Adjustments to reconcile net (loss) income to net cash provided by operating activities
Depreciation	4,845,321	4,377,243	4,505,110
Additional pension liability	20,620	153,538	536,180
Provision for inventory obsolescence	2,748,417	3,575,045	4,128,565
Write down of assets held for sale to fair value	40,501,045	598,119	609,575
Loss on disposal of fixed assets		-	2,145,897
Deferred tax benefit	(15,052,532)	(553,570)	1,085,885
Changes in assets and liabilities that increase (decrease) cash flows from operating activities
Receivables	589,180	5,894,634	(969,521)
Inventories	1,558,568	(197,487)	670,572
Prepaid Puerto Rico income tax	(647,312)	9,134,060	(15,749,156)
Prepaid expenses	(6,506)	(147,131)	31,570
Due from affiliates	8,712,377	(783,944)	103,767,950
Other assets	21,242	(573,028)	116,979
Accounts payable, trade	(1,931,288)	(3,811,610)	2,575,132
Accrued expenses	662,686	1,876,587	(1,347,565)
Due to affiliates	(6,200,882)	5,993,766	(2,183,009)
Federal income tax payable	2,182,740	3,708,949	(7,702,601)
Total adjustments	38,003,676	29,245,171	92,221,563
Net cash provided by operating activities	16,820,312	34,776,196	85,053,446

Cash flows from investing activities
Proceeds from collections of investments held to maturity	600,000	1,445,050	28,460,000
Proceeds from sale of property, plant and equipment	-	125,000	106,676
Capital expenditures	(4,596,169)	(4,503,266)	(8,332,392)
Funds advanced to affiliates under notes receivable	(16,104,164)	(26,372,857)	(100,907,473)
Net cash used in investing activities	(20,100,333)	(29,306,073)	(80,673,189)

Cash used in financing activities
Cash dividends paid	-	-	(119,854,021)
Payment of bank overdraft	-	(2,040,558)	2,040,558
Net cash used in financing activities	-	(2,040,558)	(117,813,463)

Net change in cash and cash equivalents	(3,280,021)	3,429,565	(113,433,206)
Cash and cash equivalents, beginning of the year	3,430,465	900	113,434,106
Cash and cash equivalents, end of the year	$150,444	$3,430,465	$900

Supplemental cash flow disclosure
Assets sold, at net book value	$4,507,250	$-	-
Assets held for sale, at net book value	$-	$-	$125,000
Income taxes paid	$319,375	$-	$15,288,509

The accompanying notes are an integral part of these financial statements.
Refer to Report of Independent Registered Public Accounting Firm.

Aventis Pharmaceuticals Puerto Rico, Inc.
(a wholly-owned subsidiary of Aventis S.A.)
NOTES TO FINANCIAL STATEMENTS
Note 1:  Organization

Aventis Pharmaceuticals Puerto Rico, Inc. (the "Company") is a wholly-owned subsidiary of Aventis S.A. (the "Parent"). The Company manufactures pharmaceutical and other products in Manati, Puerto Rico.

Effective December 1, 2001, the Company entered into a contract manufacturing agreement ("Agreement") with Parent. The agreement states that the Company is entitled to invoice Parent the actual cost of manufacturing and shipping the related products to Parent plus a ten percent mark-up. The agreement can be renewed automatically every year until either party decides to terminate the agreement.

As discussed in Note 3, on December 15, 2004, the Company signed an Asset Purchase Agreement with a third party with the purpose of selling all the assets associated with its manufacturing operations. The effective date of the transaction was March 31, 2005. Management has no plans to liquidate or merge the legal entity at this time. The majority of pharmaceutical and other products currently manufactured at the Company's plant in Manati, Puerto Rico will be transitioned to other existing manufacturing facilities owned by the Parent and a portion will be included in a contract manufacturing agreement with the third party that acquired the assets associated with the manufacturing operations. (See Subsequent Event note 14)

The Company operates in one business segment.

Note 2:  Summary of Significant Accounting Policies

The following summarizes the most significant accounting policies used in the preparation of the accompanying financial statements.

Change in Reporting Period

During 2003, the Company changed its reporting year-end from November 30th to a calendar year-end. The Company is reporting a thirteen month period on the accompanying statements of operations, statement of changes in stockholders equity and cash flows for the period ended December 31, 2002 because of the inability of the accounting and reporting system to isolate the one month ended December 31, 2001.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America ("US GAAP") requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Management believes that these estimates are adequate. Actual results could differ from those estimates.

Revenue Recognition

Revenues and related cost of sales are recorded upon passage of title and risk of loss, which occurs at time of shipment. Interest income is recognized as earned, on the accrual basis of accounting.

Cash and Cash Equivalents

The Company considers all highly liquid investments with maturities of three months or less at the time of acquisition to be cash equivalents. At December 31, 2004 and 2003, cash equivalents consisted of a money market account that amounted to approximately $150,000 and $3.4 million, respectively.

Aventis Pharmaceuticals Puerto Rico, Inc.
(a wholly-owned subsidiary of Aventis S.A.)
NOTES TO FINANCIAL STATEMENTS

Note 2:   Summary of Significant Accounting Policies, cont’d

Inventories

Inventories are valued at the lower of cost or market. Cost is determined on the first-in, first-out basis. Allowances are established to reduce the cost of excess and obsolete inventories to their estimated net realizable value.

Investments

The Company has investments in debt securities that have been classified as held to maturity. Accordingly, these investments are carried at amortized cost and temporary unrealized gains and losses are not recognized. Securities having less than twelve months to maturity are classified as either cash equivalents or as short-term investments, depending on the original terms of the instruments.

Property, Plant and Equipment

Property, Plant and equipment is stated at cost, net of accumulated depreciation. Depreciation is provided over the estimated useful life of the respective assets using the straight-line method. Upon sale or retirement of depreciable properties, the related cost and accumulated depreciation are removed from the accounts and the resulting gain or loss is included in the determination of income. Maintenance and repairs are charged to operations when incurred. Betterments which substantially increase the life of the individual assets are capitalized.

Accounting for Impairment of Long-lived Assets

The Company periodically evaluates its long-lived assets to determine whether current events and circumstances warrant adjustment to the carrying values or amortization periods. The Company measures impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. An impairment loss is recognized if the carrying amount of long-lived assets is not recoverable from its undiscounted cash flows. Impairment loss on long-lived assets to be held and used is measured as the difference between the carrying amount and fair value of the assets and for long-lived assets held for sale as the difference between the carrying amount and fair value less estimated cost to sell.

Income Taxes

The Company uses an asset and liability approach in accounting for income taxes, which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences attributable to differences between tax bases of assets and liabilities and their reported amounts in the financial statements. An allowance is recognized for any deferred tax asset for which, based on management's evaluation, it is more likely than not that some portion or all of the deferred tax asset will not be realized.

Disclosure about Fair Value of Financial Instruments

For certain of the Company's financial instruments, including cash and cash equivalents, receivables, accounts payable, accrued expenses and balances due from and due to affiliates, the carrying amounts approximate fair value due to their short maturities or variable interest rate feature of the instruments, if applicable. For investment securities, management believes that carrying value approximates fair value as a substantial portion of the investments bear interest at variable rates.

Reclassifications

Certain amounts in the financial statements for the periods ended December 31, 2003 and 2002 have been reclassified to conform to the presentation for the year ended December 31, 2004.

Aventis Pharmaceuticals Puerto Rico, Inc.
(a wholly-owned subsidiary of Aventis S.A.)
NOTES TO FINANCIAL STATEMENTS
Note 3:  Assets Sold

On December 15, 2004, the Company signed an Asset Purchase Agreement with a third party for the purpose of selling substantially all the assets associated with its manufacturing operations in Manati, Puerto Rico. The effective date of the transaction is March 31, 2005. The decision was made by the Parent since the Manati, Puerto Rico manufacturing plant no longer fits the Parent’s core capacity requirements. The Parent transferred some production to other facilities and in addition, the Company has investments that will also continue to produce income in Puerto Rico.

Carrying amount of major classes of assets included as part of the assets sold are:

December 31, 2004
Inventory	$507,250
Property, plant and equipment	4,000,000
Total	$4,507,250

Assets classified as sold are measured at the lower of its carrying amount or fair value. The Company recorded a loss of $40,751,045 for the year ended December 31, 2004 associated with the write down to fair value of the assets sold. This loss is presented as part of restructuring expenses in the Statement of Operations and Comprehensive Loss.

This transaction was not treated as a discontinued operation as the Parent transferred certain manufacturing production occurring in the Manati, Puerto Rico facility, not related to the assets sold, to other affiliated manufacturing facilities.

Note 4:  Due from Affiliates

Due from affiliates is comprised of the following:

Due from affiliates is comprised of the following:
	December 31, 2004	December 31, 2003

Accounts receivables - Parent	$80,406,340	$83,875,109
Accounts receivables trade - affiliate	1,187,037	6,430,645
Deferred tax asset (a)	14,983,064	827,653

	$96,576,441	$91,133,407

(a) The deferred tax is expected to be fully recovered when the Parent files its consolidated tax return in the United States of America. This deferred tax asset is primarily due to the impairment charge recorded in connection with the assets sold. Upon realization of the asset, the Parent is expected to pass this benefit to the Company as an adjustment to the intercompany account. (See Note 10)

At this time, the Parent cannot determine with any degree of certainty as to when these amounts will be paid. Therefore, these amounts have been classified as long-term assets.

Note 5:  Notes Receivable from Affiliate

The notes receivable from affiliate are promissory notes due from Aventis Pharma, S.A. that bear interest at LIBOR plus one tenth of one percent per annum, payable based on contractual terms. The notes receivable from affiliate outstanding at December 31, 2004 and 2003 have a weighted average interest rate of 2.62% and 1.27%, respectively and has been accrued. At this time, the Parent cannot determine with any degree of certainty as to when these amounts will be paid. Therefore, these amounts have been classified as long-term assets.

Aventis Pharmaceuticals Puerto Rico, Inc.
(a wholly-owned subsidiary of Aventis S.A.)
NOTES TO FINANCIAL STATEMENTS

Note 6:   Inventories

Inventories are comprised of the following:

	December 31, 2004	December 31, 2003
Finished goods	$1,350,221	$5,459,160
Work in process	1,361,222	1,366,092
Raw materials	4,997,114	8,926,320
	7,708,557	15,751,572
Less provision for obsolescence	(900,636)	(2,236,806)
	$6,807,921	$13,514,766

Finished goods inventory includes samples inventory of $270,222 for the year ended December 31, 2004 and $978,465 for the year ended December 31, 2003.

Note 7:  Property, Plant and Equipment

Property, plant and equipment consist of the following:

	December 31, 2004	December 31, 2003
Building and improvements	$-	$29,633,240
Machinery and equipment	6,979,332	41,789,400
Furniture and fixtures	-	1,019,440
Mold, patterns and dies	-	33,023
	6,979,332	72,475,103
Less accumulated depreciation	(2,962,961)	(34,309,299)
	4,016,371	38,165,804

Land	-	1,661,032
Construction in progress	-	5,430,144
	$4,016,371	$45,256,980

As further disclosed in Note 3, during 2004, the Company reclassified approximately $3,970,000 of property, plant and equipment to assets sold. An adjustment to reduce the property to its fair value less estimated cost to sell was recorded as of December 31, 2004. The Company ceased depreciating these assets on March 31, 2005, the actual date of sale.

The remaining balance of machinery and equipment represents the equipment at vendor sites used for continuing production. These assets were sold to an affiliate at book value during 2005.

Aventis Pharmaceuticals Puerto Rico, Inc.
(a wholly-owned subsidiary of Aventis S.A.)
NOTES TO FINANCIAL STATEMENTS

Note 8:  Investments

Investments held-to maturity consist of:

	December 31,		December 31,
	2004	2003	2004	2003
	Carrying Value		Fair Value
Long-term investments maturing in 2007
6.2% Bond P.R. Housing Bank
Finance Agency	$455,000	$1,055,000	$457,534	$1,103,234
Promissory Notes
P.R. Conservation Trust (floating)	20,000,000	20,000,000	21,004,000	20,000,000
Oriental Bank and Trust (floating)	15,000,000	15,000,000	15,000,000	15,000,000

	$35,455,000	36,055,000	$36,461,534	$36,103,234

As of December 31, 2004 and 2003, the floating rates on the P.R. Conversation Trust note was 1.48% and 1.00%, respectively and the rates on the Oriental Bank and Trust notes were 1.38% and 1.10%, respectively.

Note 9:  Income and Local Taxes

During 2002, the Company signed a tax grant ("the Grant") with the Puerto Rico Treasury Department (“PRTD”). The Grant provides partial tax exemption from income, property and municipal license taxes and undistributed industrial development income (IDI) for a period of 15 years, retroactive to January 1, 1998.

Income Taxes:

The Grant establishes a basic 9.275% flat income tax rate on the first $59,865,934 of industrial development income (“Base Period IDI”), excluding income from certain qualified investments (“Section 2(j) IDI”), until November 30, 2002. The flat tax rate is in lieu of any other income or withholding tax. Any IDI generated by the Company, excluding Section 2(j) IDI, over the Base Period Income is subject to a maximum flat income tax rate of 7%, or a lower applicable rate depending on the average monthly employment for the fiscal year up until November 30, 2002.

Effective December 1, 2002, the basic 9.275% flat income tax rate on the Base Period Income has been phased-out and replaced by a flat income tax rate on all IDI, including Section 2(j) IDI. The income tax rate begins at a basic 7% but may be further reduced, depending on the Company’s average monthly employment as follows:

Average Monthly Employment	Income Tax Rate
Up to 375	7%
376 to 400	6.5%
401 to 425	6%
426 to 450	5.5%
451 to 475	5%
More than 475	4%

Under the Grant, the Company's effective income tax rate on IDI increases from the rate under the previous grant. The effect of this increased rate on tax years 1998 through 2001 resulted in an additional Puerto Rico income tax liability of approximately $10 million The grant also eliminates the tax on industrial development income distributed since 1998 ("tollgate tax"), which results in the reimbursement of tollgate taxes previously paid by the Company's Parent during that period of approximately $16 million. The Company, based on

Aventis Pharmaceuticals Puerto Rico, Inc.
(a wholly-owned subsidiary of Aventis S.A.)
NOTES TO FINANCIAL STATEMENTS

Note 9:  Income and Local Taxes,  cont’d

the advice of its legal counsel, amended its Puerto Rico corporation income tax returns from 1998 to 2001 and recharacterized the reimbursable tollgate tax as income tax payments. As a result of the above recharacterization and tax payments in previous years, the Company has a prepaid Puerto Rico income tax of approximately $7 million at December 31, 2004. This prepaid tax is transferable to other affiliates of the Company with operations in Puerto Rico.

On June 30, 2004, the Company reached a closing agreement with PRTD to re-characterize the tol1gate taxes previously paid as income tax payments and disallow certain deductions claimed in the Puerto Rico income tax returns for the years 1998 to 2001, which resulted in a tax assessment of approximately $1.6 million.

Qualified investment income, which is fully tax exempt from Puerto Rico income tax, amounted to approximately $2.6 million in 2004, $1.9 million in 2003 and $2.4 million in 2002.

Components of the Company's deferred tax assets and liabilities at December 31, 2004 and 2003 are as follows:

	December 31, 2004	December 31, 2003
Deferred tax assets
Current: (a) Allowance for inventory obsolescence	$92,427	$827,653
Assets write down to fair value	14,890,637	-
	14,983,064	827,653
Non-current:
Additional minimum pension liability	418,181	406,276
Qualified capital expenditures	-	732,290
	418,181	1,138,566
Total deferred tax asset	$15,401,245	$1,966,219
Deferred tax liability Qualified capital expenditures - current	$462,000	$2,092,258

In assessing the realizability of the deferred tax asset, management considers whether it is more likely than not that some portion or all of the deferred tax asset will not be realized. The ultimate realization of the deferred tax asset is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management, based upon recent events believes it is more likely than not that the Parent will realize the benefits of these deductible differences upon the filing of the consolidated tax return in the United States of America. Management at this time cannot predict when these benefits will be realized and paid or credited to the Company. (a) Included in due from affiliate. (See Note 4).

The provision (benefit) for income taxes consists of:

	For the Years Ended December 31,		For the Thirteen Months ended December 31,
	2004	2003	2002
Current
Puerto Rico	$(245,811)	$2,039,793	$10,631,347
United States	2,182,740	3,037,697	(5,839,932)
	1,936,929	5,077,490	4,791,415
Deferred
Puerto Rico	(623,895)	382,510	1,502,275
United States	(14,428,637)	(936,080)	(416,390)
	(15,052,532)	(535,570)	1,085,885
	$(13,115,603)	$4,523,920	$5,877,300

During 2003, the Company received US Federal income tax refunds in the amount of $5.5 million related to taxable years 1999 and 2000, including interest of approximately $515,000, which has been reflected as part of interest income in the statement of operations.

Local Taxes:

Pursuant to the Grant, the Company also enjoys 90% exemption from property taxes and a 60% exemption from municipal license taxes, effective January 1, 1998.

Aventis Pharmaceuticals Puerto Rico, Inc.
(a wholly-owned subsidiary of Aventis S.A.)
NOTES TO FINANCIAL STATEMENTS

Note 10:  Related Party Transactions

Transactions made in the normal course of business with the Parent and other affiliated companies not disclosed elsewhere in the financial statements follow:

	For the Years Ended December 31,		For the Thirteen Months Ended December 31,
	2004	2003	2002

Net sales	$64,761,425	$78,768,528	$77,465,739
Interest income	$2,104,812	$1,387,512	$1,223,592

Amounts due from and to affiliates, other than the notes receivable from affiliate, are non-interest bearing and have no stated maturity dates. (See Notes 4 and 5)

During the periods ended 2004 and 2002, the Company performed contract-manufacturing for certain third party customers. Contract manufacturing revenues for 2004 were billed and shipped to the Parent (contracted-manufacturer) who in turn shipped and billed the customers. Contract manufacturing revenues for 2002 of approximately $2,400,000 were shipped and billed directly to third party customers since the Company was the contracted manufacturer.

Note 11:  Retirement Plans

Pension Plan

The Company sponsors a non-contributory defined benefit pension plan (“the Plan”), covering substantially all employees of the Company in Manati, Puerto Rico. The Plan provides retirement benefits based primarily on years of service and employees average compensation near retirement. The actuarially computed pension cost of the Plan for 2004 and 2003 includes the following components:

	December 31, 2004	December 31, 2003
Changes in Benefit Obligation
Net benefit obligation, beginning of year	$8,873,558	$6,587,873
Service cost	873,958	606,258
Interest cost	554,513	416,516
Actuarial loss	821,317	1,304,582
Gross benefits paid	(73,733)	(41,671)
Net benefit obligation, end of year	$11,049,613	$8,873,558

	December 31, 2004	December 31, 2003
Changes in Plan Assets
Fair value of plan assets, beginning of year	$4,395,857	$3,682,811
Actual return on plan assets	270,922	627,599
Employer contribution	669,859	127,118
Gross benefits paid	(73,733)	(41,671)
Net benefit obligation, end of year	$5,262,905	$4,395,857
Funded status-excess of benefit obligation over fair value of plan assets	$(5,786,708)	$(4,477,701)
Unrecognized prior service cost	(1,700)	(2,052)
Unrecognized loss	3,996,486	3,262,183
Accrued pension cost before minimum liability	(1,791,922)	(1,217,570)
Additional minimum pension liability	(1,130,219)	(1,098,046)
Accrued pension cost	$(2,922,141)	$(2,315,616)

Aventis Pharmaceuticals Puerto Rico, Inc.
(a wholly-owned subsidiary of Aventis S.A.)
NOTES TO FINANCIAL STATEMENTS

Note 11:  Retirement Plans, cont’d

The Company recognized an additional pension liability because the unfunded accrued pension cost is less than the amount of the existing unfunded accumulated benefit obligation. Furthermore, the Company recorded a related intangible asset in an amount that did not exceed the unrecognized prior year service cost. The intangible asset in the amount of $1,700 and $2,052 is presented as other asset in the accompanying balance sheets for the years ended December 31, 2004 and 2003, respectively. The additional minimum pension liability recognized in the balance sheets as of December 31, 2004 and 2003 includes the following components:

	December 31, 2004	December 31, 2003

Other comprehensive loss	$710,338	$689,718
Deferred tax asset	418,181	406,276
Intangible asset	1,700	2,052
	$1,130,219	$1,098,046

	December 31, 2004	December 31, 2003
Weighted-Average Assumptions
Discount rate	5.75%	5.75%
Rate of compensation increase	4.50%	4.50%
Expected long-term rate of return on plan assets	8.25%	9.00%

Components of Net Periodic Benefit Cost
Service Cost	$873,958	$606,258
Interest costs	554,513	416,516
Expected return on assets	(428,044)	(327,501)
Amortization of prior service cost	(352)	(352)
Amortization of loss	244,136	134,764
Net periodic benefit cost	$1,244,211	$829,685

As discussed in Note 3, in connection with the Asset Purchase Agreement, the Company has ceased manufacturing operations in the Manati, Puerto Rico facility effective March 31, 2005. This event limits the Company's employees expected future years of service up to March 31, 2005, which should ultimately reduce the Plan's projected benefit obligation. During 2005, the Company will recognize the effect of such reduction upon termination of the Plan. The Company is currently in the process of terminating the plan and distributing the vested portion of the employees unpaid pension benefits.

Savings Plan

The Company also sponsors a savings plan (the "Savings Plan") for its employees in Puerto Rico. Any employee who meets certain service requirement is eligible to participate in the Savings Plan. Participants of the Savings Plan can elect to contribute up to 10% of their monthly compensation and the Company matches from 75% to 100% of such contribution, up to 6% of the employee compensation. The maximum amount that can be contributed is limited to $8,000 for the 2004 taxable year. Charges to operations under the Savings Plan amounted to approximately $391,000 and $378,000 for the years ended December 31, 2004 and 2003 and $420,000 for the thirteen months ended ended December 31, 2002. The Company is currently in the process of terminating its Savings Plan.

Aventis Pharmaceuticals Puerto Rico, Inc.
(a wholly-owned subsidiary of Aventis S.A.)
NOTES TO FINANCIAL STATEMENTS

Note 12:  Concentration of Credit Risk

Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of cash and cash equivalents and investments. The Company places its cash and investment instruments with high credit quality financial institutions all of which are located in Puerto Rico; consequently it has a geographic concentration of credit risk in Puerto Rico.

Note 13:  Contingencies

The Company is a defendant in legal cases arising in the normal course of business. Management believes, based on advice from legal counsel, that the final outcome of these cases will not have a significant impact on the Company's financial position or results of operations.

Note 14:  Subsequent Events

On March 31, 2005, the Company closed a definitive agreement with Inyx USA, Inc. a U.S. subsidiary of Inyx, Inc., to sell the business assets of Aventis PR for a selling price of approximately $20.1 million.

On March 31, 2005, pursuant to the sale of the business assets at the Manati, Puerto Rico facility, Kos Pharmaceuticals, Inc. agreed to assign a manufacturing and supply agreement for the production of a CFC-version of Azmacort by Aventis PR to Inyx USA, Inc.

Subsequent to year-end, the remaining equipment, reflected on the December 31, 2004 balance sheet, was sold at book value to an affiliated entity.

Aventis Pharmaceuticals Puerto Rico, Inc.
Balance Sheet

March 31
2005
(Unadited)
Assets

Current assets:
Cash and cash equivalents	$9,940,686
Receivables
Interest	280,207
Other	7,872,490
Inventories, net	361,274
Prepaid Puerto Rico income tax	245,811
Prepaid expenses	102,736
Total current assets	18,803,204

Due from affiliates	105,609,855
Notes receivable from affiliate	140,311,130
Long-term investments held-to-maturity	35,205,000
Deferred tax asset	418,181
Federal income tax	881,370
Other assets	1,700
282,427,236

Total assets	$301,230,440

Liabilities and Stockholder's Equity

Current liabilities:
Accounts payable, trade	$11,192,938
Accrued expenses	1,065,411
Deferred tax liability	462,000
12,720,349

Due to affiliates	596,865
Additional minimum pension liability	1,214,534
Other deferred income	7,294,516
Total liabilities	21,826,264

Contingencies (note 11)

Stockholder's equity
Common stock - no par value, 1,000 shares authorized,
100 shares issued and outstanding	2,100
Additional paid-in capital	17,214,843
Retained earnings	262,897,571
Accumulated other comprehensive loss	(710,338)

Total stockholder's equity	279,404,176

Total liabilities and stockholder's equity	$301,230,440

The accompanying notes are an integral part of these financial statements.

Aventis Pharmaceuticals Puerto Rico, Inc.
Statements of Operations

	For the Three Months Ended March 31,
	2005	2004
	(Unaudited)

Revenues:
Net sales	$15,575,383	$17,761,556
Cost of sales	12,241,632	12,677,303
Gross profit	3,333,751	5,084,253

Operating expenses:
General and administrative	2,609,051	2,354,494
Depreciation	-	1,143,189
Total operating expenses	2,609,051	3,497,683

Income before other income and income taxes	724,700	1,586,570

Other income:

Interest income	1,158,611	507,094
Other income (expense)	(7,965,402)	(7,345)

Income (loss) before income taxes	(6,082,091)	2,086,319

Provision for income tax	-	352,000

Net loss (income)	$(6,082,091)	$1,734,319

The accompanying notes are an integral part of these financial statements.

Aventis Pharmaceuticals Puerto Rico, Inc.
Statements of Cash Flows

	For the Three Months Ended March 31,
	2005	2004
	(Unaudited)
Cash flows from operating activities:

Net (loss)/income	$(6,082,091)	$1,734,319
Adjustments to reconcile net (loss) income to net cash provided by operating activities
Depreciation	-	1,143,189
Other comprehensive loss	-	(19,106)
Changes in assets and liabilities that increase (decrease) cash flows from operating activities
Receivables	196,879	859,763
Inventories	6,446,647	(47,570)
Prepaid Puerto Rico income tax	7,016,597	1,967,123
Prepaid expenses	69,085	(1,499,599)
Due from affiliates	(5,017,043)	5,054,134
Other assets	118,646	1,759,765
Accounts payable, trade	2,227,234	29,212
Accrued expenses	(4,135,498)	(2,010,408)
Due to affiliates	510,451	(5,977,889)
Federal income tax payable	(6,773,059)	4,444,501
Pension liability	84,315	-
Deferred tax liability	-	21,960
Total adjustments	744,254	5,725,075
Net cash (used in) provided by operating activities	(5,337,837)	7,459,394

Cash flows from investing activities
Proceeds from investments held to maturity	250,000	240,000
Proceeds from sale of property, plant and equipment	11,984,327	-
Capital expenditures - work in progress	(179,612)	(225,881)
Funds advanced to affiliates under notes receivable	3,073,364	(8,369,647)
Net cash (used in) provided by investing activities	15,128,079	(8,355,528)

Net change in cash and cash equivalents	9,790,242	(896,134)
Cash and cash equivalents, beginning of the year	150,444	3,430,465
Cash and cash equivalents, end of the year	$9,940,686	$2,534,331

Supplemental cash flow disclosure
Assets sold, at net book value	$4,016,250	$-
Income tax paid	$-	$-
Non-cash investing activities
Purchase price not paid at closing	$7,750,000	$-

The accompanying notes are an integral part of these financial statements.

Aventis Pharmaceuticals Puerto Rico, Inc.
(a wholly-owned subsidiary of Aventis S.A.)
NOTES TO FINANCIAL STATEMENTS

Note 1:  Organization

Aventis Pharmaceuticals Puerto Rico, Inc. (the "Company") is a wholly-owned subsidiary of Aventis S.A. (the "Parent"). The Company manufactures pharmaceutical and other products Manati, Puerto Rico.

Effective December 1, 2001, the Company entered into a contract manufacturing agreement ("Agreement") with Parent. The agreement states that the Company is entitled to invoice Parent the actual cost of manufacturing and shipping the related products to Parent plus a ten percent mark-up. The agreement can be renewed automatically every year until either party decides to terminate the agreement.

As discussed in Note 3, on December 15, 2004, the Company signed an Asset Purchase Agreement with a third party with the purpose of selling all the assets associated with its manufacturing operations. Effective date of the transaction is March 31, 2005. Management has no plans to liquidate or merge the legal entity at this time. The majority of pharmaceutical and other products currently manufactured at the Company's plant in Manati, Puerto Rico will be transitioned to other existing manufacturing facilities owned by the Parent or included in a contract manufacturing agreement with the third party that acquired the assets associated with the manufacturing operations.

The Company operates in one business segment.

Note 2:  Summary of Significant Accounting Policies

The following summarizes the most significant accounting policies used in the preparation of the accompanying financial statements.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America ("US GAAP") requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Management believes that these estimates are adequate. Actual results could differ from those estimates.

Revenue Recognition

Revenues and related cost of sales are recorded upon passage of title and risk of loss, which occurs at time of shipment. Interest income is recognized as earned, on the accrual basis of accounting.

Cash and Cash Equivalents

The Company considers all highly liquid investments with maturities of three months or less at the time of acquisition to be cash equivalents. At March 31, 2005 cash equivalents consisted of a money market account that amounted to approximately $10.3 million.

Inventories

Inventories are valued at the lower of cost or market. Cost is determined on the first-in, first-out basis. Allowances are established to reduce the cost of excess and obsolete inventories to their estimated net realizable value.

Aventis Pharmaceuticals Puerto Rico, Inc.
(a wholly-owned subsidiary of Aventis S.A.)
NOTES TO FINANCIAL STATEMENTS

Note 2:  Summary of Significant Accounting Policies, cont’d

Investments

The Company has investments in debt securities that have been classified as held to maturity. Accordingly, these investments are carried at amortized cost and temporary unrealized gains and losses are not recognized. Securities having less than twelve months to maturity are classified as either cash equivalents or as short-term investments, depending on the original terms of the instruments.

Accounting for Impairment of Long-lived Assets

The Company periodically evaluates its long-lived assets to determine whether current events and circumstances warrant adjustment to the carrying values or amortization periods. The Company measures impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. An impairment loss is recognized if the carrying amount of long-lived assets is not recoverable from its undiscounted cash flows. Impairment loss on long-lived assets to be held and used is measured as the difference between the carrying amount and fair value of the assets and for long-lived assets held for sale as the difference between the carrying amount and fair value less estimated cost to sell.

Income Taxes

The Company uses an asset and liability approach in accounting for income taxes, which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences attributable to differences between tax bases of assets and liabilities and their reported amounts in the financial statements. An allowance is recognized for any deferred tax asset for which, based on management's evaluation, it is more likely than not that some portion or all of the deferred tax asset will not be realized.

Disclosure about Fair Value of Financial Instruments

For certain of the Company's financial instruments, including cash and cash equivalents, receivables, accounts payable, accrued expenses and balances due from and due to affiliates, the carrying amounts approximate fair value due to their short maturities or variable interest rate feature of the instruments, if applicable. For investment securities, management believes that carrying value approximates fair value as a substantial portion of the investments bear interest at variable rates.

Reclassifications

Certain amounts in the financial statements for the period ended March 31, 2004 have been reclassified to conform to the presentation for the year ended March 31, 2005.

Aventis Pharmaceuticals Puerto Rico, Inc.
(a wholly-owned subsidiary of Aventis S.A.)
NOTES TO FINANCIAL STATEMENTS

Note 3:  Due from Affiliates

Due from affiliated is comprised of the following:
March 31, 2005
Accounts receivables - Parent	$87,228,197
Accounts receivables trade - affiliate	3,398,594
Deferred tax asset (a)	14,983,064
$105,609,855

(a) The deferred tax is expected to be fully recovered when the Parent files its consolidated tax return in the United States of America. This deferred tax asset is primarily due to the impairment charge recorded in connection with the assets sold. Upon realization of the asset, the Parent is expected to pass this benefit to the Company as an adjustment to the intercompany account. (See Note 7)

At this time, the Parent cannot determine with any degree of certainty as to when these amounts will be paid. Therefore, these amounts have been reclassified as long-term assets.

Note 4:  Notes Receivable from Affiliate

The notes receivable from affiliate are promissory notes due from Aventis Pharma, S.A. that bear interest at LIBOR plus one tenth of one percent per annum, payable based on contractual terms. The notes receivable from affiliate outstanding at March 31, 2005 have a weighted average interest rate of 3.21% and has been accrued. At this time, the Parent cannot determine with any degree when these amounts will be repaid. Therefore, these amounts have been reclassified as long-term assets.

Note 5:  Inventories

Inventories are comprised of the following:

March 31, 2005
Finished goods	$-
Work in process	156,315
Raw materials	204,959
361,274
Less provision for obsolescence	-
$361,274
Note 6:  Investments

Investments held-to-maturity consists of:

	March 31, 2005 Carrying Value	March 31, 2005 Fair Value
Long-term investments maturing in 2007:
6.2% Bond P.R. Housing Bank Finance Agency	$205,000	$206,059
Promissory Notes
P.R. Conservation Trust (floating)	20,000,000	20,045,208
Oriental Bank and Trust (floating)	15,000,000	15,029,967
	$35,205,000	$35,281,234

As of March 31, 2005, the floating rates on the P.R. Conversation Trust note was 2.63% and the rate on the Oriental Bank and Trust notes was 2.32%.

Aventis Pharmaceuticals Puerto Rico, Inc.
(a wholly-owned subsidiary of Aventis S.A.)
NOTES TO FINANCIAL STATEMENTS
Note 7:  Income Taxes

The Company uses an asset and liability approach in accounting for income taxes, which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences attributable to differences between tax bases of assets and liabilities and their reported amounts in the financial statements. An allowance is recognized for any deferred tax asset for which, based on management's evaluation, it is more likely than not that some portion or all of the deferred tax asset will not be realized.

In assessing the realizability of the deferred tax asset, management considers whether it is more likely than not that some portion or all of the deferred tax asset will not be realized. The ultimate realization of the deferred tax asset is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management, based upon recent events believes it is more likely than not that the Parent will realize the benefits of these deductible differences upon the filing of the consolidated tax return in the United States of America. Management at this time cannot predict when these benefits will be realized and paid or credited to the Company.

Note 8:  Related Party Transactions

Transactions made in the normal course of business with the Parent and other affiliated companies not disclosed elsewhere in the financial statements follow:

	For the Three Months Ended March 31,
	2005	2004

Net sales	$15,575,383	$17,761,556
Interest income	$946,070	$393,575

Amounts due from and to affiliates, other than the notes receivable from affiliate, are non-interest bearing and have no stated maturity dates.

During the periods ended March 2005 and 2004, the Company performed contract-manufacturing for certain third party customers. Contract manufacturing revenues were billed and shipped to the Parent (contracted-manufacturer) who in turn shipped and billed the customers.

Note 9:  Retirement Plans

Pension Plan

The Company sponsors a non-contributory defined benefit pension plan (“the Plan”), covering substantially all employees of the Company in Manati, Puerto Rico. The Plan provides retirement benefits based primarily on years of service and employees average compensation near retirement. The Company is currently in the process of terminating the plan and distributing the vested portion of the employees unpaid pension benefits.

Note 10:  Concentration of Credit Risk

Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of cash and cash equivalents and investments. The Company places its cash and investment instruments with high credit quality financial institutions all of which are located in Puerto Rico; consequently it has a geographic concentration of credit risk in Puerto Rico.

Note 11:  Contingencies

The Company is a defendant in legal cases arising in the normal course of business. Management believes, based on advice from legal counsel, that the final outcome of these cases will not have a significant impact on the Company's financial position or results of operations.

Aventis Pharmaceuticals Puerto Rico, Inc.
(a wholly-owned subsidiary of Aventis S.A.)
NOTES TO FINANCIAL STATEMENTS

Note 12:  Subsequent Events

On March 31, 2005, pursuant to the sale of the business assets at the Manati, Puerto Rico facility, Kos Pharmaceuticals, Inc. agreed to assign a manufacturing and supply agreement for the production of a CFC-version of Azmacort by Aventis PR to Inyx USA, Inc.

Pro Forma Financial Information

The following unaudited consolidated pro forma statements of operations for the three months March 31, 2005 and 2004 and for the year ended December 31, 2004 give effect to the acquisition of Aventis Pharmaceuticals Puerto Rico, Inc. (“Aventis PR”) which was concluded on March 31, 2005 as if the acquisition had taken place on January 1, 2004. These pro forma financial statements should be read together with the Company’s historical consolidated financial statements and related notes of Inyx, Inc. and Aventis PR.

The financial information for the three months ended March 31, 2005 and 2004 set forth below are derived from the unaudited consolidated financial statements for the quarters then ended of both companies which were prepared in accordance with Generally Accepted Accounting Principles in the United States of America. In the opinion of management, the unaudited consolidated financial statements have been prepared on the same basis as the audited financial standards and include all adjustments which consist only of normal recurring adjustments necessary for fair presentation of the results of operations for these periods.

The financial information for the year ended December 31, 2004, set forth below are derived from the historical audited financial statements of both companies which were prepared in accordance with Generally Accepted Accounting Principles in the United States of America and audited by our Independent Registered Public Accounting Firm.

The acquisition was accounted for using the purchase method of accounting. The unaudited pro forma financial data is not necessarily indicative of the operations had the acquisition taken place on January 1, 2004 and are not intended to project the Company’s results of operations for any future period.

Unaudited Consolidated Statement of Operations

For the three months ended March 31, 2005

(Expressed in thousands of dollars)

	Aventis Pharmaceuticals Puerto Rico, Inc.	Adjustments	(1)	Aventis Puerto Rico (acquired	)	Inyx, Inc.	Pro forma Adjustment (2)			Combined

Net Revenues	$15,575	$(11,905)	(a)	$3,670		$2,677	$-			$6,347
Cost of sales	12,242	(10,261)		1,981		2,535				4,516
	3,333	(1,644)		1,689		142	-			1,831

Operating expenses:
Research and development	-	-		-		357				357
General and administrative expenses	2,609	(1,729)		880		1,841				2,721
Selling expenses	-	12		12		134				146
Depreciation and amortization	0	71		71		161	57	(a	)	289
Amortization of intangibles	0	226		226		47	(29)	(b	)	244
Total operating expenses	2,609	(1,420)		1,189		2,540	28			3,757

Income(loss) from continuing operations before
interest, other and income tax benefit (expense)	724	(224)		500		(2,398)	(28)			(1,926)

Interest expense(income)	(1,159)	1,524		365		4,612	(3,779)	(c	)	1,198
Other expense (income)	7,965	(7,965)		-		-	-			-

Loss from continuing operations before
income tax benefit (expense)	(6,082)	6,217		135		(7,010)	3,751			(3,124)

Income tax benefit (expense)	-	-		-		-	-			-

Loss from continuing operations	$(6,082)	$6,217		$135		$(7,010)	$3,751			$(3,124)

Unaudited Consolidated Statement of Operations

For the Three Months Ended March 31, 2004

(Expressed in thousands of dollars)

	Aventis Pharmaceuticals Puerto Rico, Inc.	Adjustments (1)			Aventis Puerto Rico (acquired)	Inyx, Inc.	Pro forma Adjustment (2)			Combined

Net Revenues	$17,761	$(14,727)	(a	)	$3,034	$4,526	$-			$7,561
Cost of sales	12,677	(10,723)			1,954	3,911				5,865
	5,084	(4,004)			1,080	615	-			1,696

Operating expenses:
Research and development	-	-			-	287				287
General and administrative expenses	2,354	(1,468)			886	2,104				2,992
Selling expenses	-	13			13	84				97
Depreciation and amortization	1,143	(1,090)			54	42	75	(b	)	170
Amortization of intangibles	-	-			-	152	(28)	(c	)	124
Total operating expenses	3,498	(2,545)			953	2,669	47			3,670

Income(loss) from continuing operations before
interest, other and income tax benefit (expense)	1,586	(1,459)			127	(2,054)	(47)			(1,974)

Interest expense (income)	(507)	(904)			397	1,026	(716)	(c	)	707
Other expense (income)	7	(7)			-	-	-			-

Loss from continuing operations before
income tax benefit (expense)	2,086	(2,356)			(270)	(3,080)	669			(2,681)

Income tax benefit (expense)	(352)	352			-	393				393

Loss from continuing operations	$1,734	$(2,004)			$(270)	$(2,687)	$669			$(2,288)

Unaudited Consolidated Statement of Operations

For the Year Ended December 31, 2004

(Expressed in thousands of dollars)

	Aventis Pharmaceuticals Puerto Rico, Inc.	Adjustments	(1)	Aventis Puerto Rico (acquired)	Inyx, Inc.	Pro forma Adjustment (2)			Combined

Net Revenues	$64,761	$(52,620)	(a)	$12,141	$15,699	$-			$27,840
Cost of sales	44,438	(36,122)		8,316	14,316	-			22,632
	20,323	(16,498)		3,825	1,383	-			5,208

Operating expenses:
Research and development	-	-		-	2,745	-			2,745
General and administrative expenses	9,567	(6,517)		3,050	9,725	-			12,775
Selling expenses	-	50		50	367	-			417
Depreciation and amortization	4,845	(4,268)		577	619	323	(a	)	1,519
Amortization of intangibles	-	-		-	166	211	(b	)	377
Total operating expenses	14,412	(10,735)		3,677	13,622	534			17,833

Income(loss) from continuing operations before restructuring
interest and income tax benefit (expense)	5,911	(5,763)		148	(12,239)	(534)			(12,625)

Restructuring expenses	42,822	42,822		-	-	-			-

Loss from continuing operations before	(36,911)	37,059		148	(12,239)	(534)			(12,625)
income tax benefit (expense)

Interest expense (income)	(2,632)	(2,632)		-	3,370	2,867	(c	)	6,237

Loss from continuing operations before
income tax benefit (expense)	(34,279)	34,427		148	(15,609)	(3,401)			(18,862)

Income tax benefit (expense)	13,116	(13,116)		-	(1,333)				(1,333)

Loss from continuing operations	$(21,163)	$(21,311)		$148	$(16,942)	$(3,401)			$(20,195)

Notes to unaudited pro forma consolidated statements of operations

For the Three Months Ended March 31, 2005 and 2004

1.		Reflects adjustments to back out certain revenues and expenses historically recorded or incurred by Aventis PR which relate to operations not acquired by Inyx USA.

	a.	Aventis PR’s revenue represents all manufacturing revenues relating to the carved-out business of sanofi-aventis and was derived using the actual product volumes of the products acquired in the acquisition on March 31, 2005, extended at the newly negotiated unit prices for each one of these products.

2.		Reflects the following proforma adjustments:

	a.	Depreciation expense was adjusted to reflect the fair value of assets acquired as of the closing of the acquisition on March 31, 2005, based on valuations provided by a third party.

	b.	Amortization of intangible assets was recorded to reflect the amortization of purchased intangible assets subject to amortization including customer list and know-how.

c.
Reflects additional interest expense from the new Westernbank credit facility closed on March 31, 2005 and a reduction of interest expense due to the repayment of the Laurus Master Funds credit facility also on March 31, 2005.

For the Year Ended December 31, 2004

1.		Reflects adjustments to back out certain revenues and expenses historically recorded or incurred by Aventis PR which relate to operations not acquired by Inyx USA.

	a.	Aventis PR’s revenue represents all manufacturing revenues relating to the carved-out business of sanofi-aventis and was derived using the actual product volumes of the products acquired in the acquisition on March 31, 2005, extended at the newly negotiated unit prices for each one of these products.

2.		Reflects the following proforma adjustments:

	a.	Depreciation expense was adjusted to reflect the fair value of assets acquired as of the closing of the acquisition on March 31, 2005, based on valuations provided by a third party.

	b.	Amortization of intangible assets was recorded to reflect the amortization of purchased intangible assets subject to amortization including customer list and know-how.

c.
Reflects additional interest expense from the new Westernbank credit facility closed on March 31, 2005 and a reduction of interest expense due to the repayment of the Laurus Master Funds credit facility also on March 31, 2005.

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INYX, INC.

Dated: June 16, 2005	By:	/s/ Jack Kachkar
Jack Kachkar, Chairman and Chief Executive Officer